FORM 8-A/AMENDMENT
                    _________________________

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.   20549


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                MAINSTREET BANKGROUP INCORPORATED
_________________________________________________________________
             (Exact name of as specified in charter)

              Virginia                          54-1046817
_________________________________________________________________
(State of incorporation of organization)     (I.R.S. Employer
Identification No.)

P. O. Box 4831, Martinsville, Virginia             24115
_________________________________________________________________
(Address of principal executive offices)        (Zip Code)

Securities to be registered purusant to Section 12(b) of the Act:

    Title of each class          Name of each exchange on which
    to be so registered          each class is to be registered
__________________________     __________________________________
              None                             None

If this Form relates to the registration of a class of debt securities and is effective upon filing purusant to General
Instructions A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act f 1993 pursuant to General Instructions A.(c)(2), please check the following box. [ ]

Securities to be registered purusant to Section 12(g) of the Act:

     Common Stock, Par Value $5.00 a Share        NASDAQ
     _____________________________________        ______



ITEM I.
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The description of the Registrant's securities as required by
Section 229.202 of Regulation S-K is herein incorporated by reference to the Form S-3, Registration No. 33-62557, electronically filed with the Securities and Exchange Commission on September 11, 1995.

MainStreet BankGroup Incorporated announced on February 20, 1996 that the Board of Directors had amended the Articles of Incorporation to increase authorized Common Stock from 10,000,000 to 20,000,000. Pursuant to provisions of Virginia law, shareholder approval of the amendment was not required. The effect of this amendment is to increase each authorized and unissued share and each issued and outstanding share into two shares. The amendment will be made effective on March 15, 1996, which is the payment date for shareholders of record March 4, 1996 entitled to receive one additional share for each issued and outstanding share held. The change was effected by amending the first sentence of Article III of the Articles of Incorporation to read as follows:

     III. The Corporation shall have authority to issue
          1,000,000 shares of preferred stock of a par value of $5.00 per share and 20,000,000 shares of common stock of a par value of $5.00 per share.






















ITEM 2.
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                        Exhibit Schedule



     Exhibit Number
Pursuant to Regulation S-K         Description of Exhibit
---------------------------        ----------------------

          3(i)                     Articles of Incorporation
                                   for the Registrant

          3(ii)                    By-laws of the Registrant



































                           SIGNATURES


          Pursuant to the requirements of Section 13 or 15 (d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


(Registrant)                  MAINSTREET BANKGROUP INCORPORATED
                              ---------------------------------


                        By:   JAMES E. ADAMS
                              ---------------------------------
                              James E. Adams
                              Group Executive, Treasurer,
                               Chief Financial Officer



                       Date:  MARCH 15, 1996
                              ---------------------------------


























Exhibit 3(i)



                  ARTICLES OF INCORPORATION

                             OF

              MAINSTREET BANKGROUP INCORPORATED

                              I.
The name of the Corporation is MAINSTREET BANKGROUP INCORPORATED.
[12-31-95]

                             II.
     The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time, including without limitation, the right to acquire, own, manage and dispose of the capital stock and other securities of banks and other corporations.

                             III.
     The Corporation shall have authority to issue 1,000,000 shares of preferred stock of a par value of $5.00 per share and 20,000,000 shares of common stock of a par value of $5.00 per share. [3/15/96]

     PREFERRED STOCK. Authority is expressly vested in the Board of Directors to divide the preferred stock into series and, within the following limitations, to fix and determine the relative rights and preferences of the shares of any series so established and to provide for the issuance thereof. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of preferred stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:
     (a) The rate of dividend, the time of payment and the dates from which dividends shall be cumulative, and the extent of participation rights, if any;
     (b) Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;
     (c) The price at and the terms and conditions on which shares may be redeemed;
     (d) The amount payable upon shares in event of involuntary liquidation;
     (e) The amount payable upon shares in event of voluntary liquidation;
     (f) Sinking fund provisions for the redemption or purchase of shares; and
     (g) The term and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

     Prior to the issuance of any shares of a series of preferred stock the Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the relative rights and preferences thereof to the extent that variations are permitted by the provisions hereof.

     All series of preferred stock shall rank on a parity as to dividends and assets with all other series according to the respective dividend rates and amounts distributable upon any voluntary or involuntary liquidation of the Corporation fixed for each such series and without preference or priority of any series over any other series; but all shares of the preferred stock shall be preferred over the common stock as to both dividends and amounts distributable upon any voluntary or involuntary liquidation of the Corporation. All shares of any one series shall be identical.

     COMMON STOCK. The holders of the common stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only (i) as otherwise provided in the certificate of serial designation for a particular series of preferred stock, and (ii) as otherwise expressly provided by the then existing statutes of the Commonwealth of Virginia. The holders of the common stock shall have one vote for each share of common stock held by them.

     Subject to the provisions of certificates of serial designation for series of preferred stock, the holders of shares of common stock shall be entitled to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor and to the net assets remaining after payment of all liabilities upon voluntary or involuntary liquidation of the Corporation.

     PREEMPTIVE RIGHTS. No holder of shares of any class of stock of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of stock of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights or options to purchase any such stock; or (iii) any securities or obligations convertible into any such stock or into warrants, rights or options to purchase any such stock. [4-16-85]

     PARTICIPATING CUMULATIVE PREFERRED STOCK, SERIES A.
     The Corporation has designated 100,000 shares of the authorized but unissued shares of the Corporation's Preferred Stock, par value $5.00 per share, as Participating Cumulative Preferred, Series A (hereinafter referred to as "Series A Preferred Stock"). The terms of the Series A Preferred Stock, in the respect in which the shares of such series may vary from shares of any and all other series of Preferred Stock, are as follows:

     (a)  DIVIDENDS AND DISTRIBUTIONS.
          (1) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable quarterly on March 31, June 30, September 30 and December 31 (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $17.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after January 18, 1990 (the "Rights Declaration Date"), (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
(iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend at the rate of $17.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata and on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     (b)  VOTING RIGHTS.  The holders of shares of Series A
     Preferred Stock shall have the following voting rights:

          (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
(iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (2) Except as otherwise provided herein, in the Articles of Incorporation or under applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one voting group on all matters submitted to a vote of stockholders of the Corporation.

          (3) (i) If at any time dividends on any shares of Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of the outstanding shares of Series A Preferred Stock together with any other series of Preferred Stock then entitled to such a vote under the terms of the Articles of Incorporation, voting as a separate voting group, shall be entitled to elect two members of the Board of Directors of the Corporation.

          (ii) During any default period, such voting right of the holders of Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Subsection b(3) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right initially during an existing default period, they shall have the right, voting as a separate voting group, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors, or if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

          (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of any and all series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, the President, the Treasurer, a Vice Chairman, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (b) (3) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. In the event such meeting is not called within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (b) (3) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a separate voting group, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and
(y) any vacancy in the Board of Directors may (except as provided in paragraph (b)(3)(ii) be filled by vote of a majority of the remaining Directors theretofore elected by the voting group which elected the Directors whose office shall have become vacant. References in this paragraph (b)(3)(iv) to Directors elected by a particular voting group shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock, as a separate voting group, to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock, as a separate voting group, shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Articles of Incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph 5(b)(3)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or bylaws). Any vacancies in the Board of Directors affected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

          (4) Except as set forth herein or as otherwise provided in the Articles of Incorporation, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     (c)  CERTAIN RESTRICTIONS.
          (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Subsection (a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay or set apart for payment any dividends (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock) or make any other distributions on, any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock and shall not redeem, purchase or otherwise acquire, directly or indirectly, whether voluntarily, for a sinking fund, or otherwise any shares of any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of stock of any such junior class;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon litigation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

          (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) Subsection (c), purchase or otherwise acquire such shares at such time and in such manner.

     (d) REACQUIRED SHARES. Any shares of a Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition therof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     (e)  LIQUIDATION, DISSOLUTION, OR WINDING UP.
          (1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior
(either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received
$100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series
A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph 3 below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively.

          (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (3) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (f)  CONSOLIDATION, MERGER, SHARE EXCHANGE, ETC.
In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (g) RECEMPTION. The outstanding shares of Series A Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from time to time, at a cash price per share equal to (i) 100% of the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus
(ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale prices of a share of the Common Stock during the 30-day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of Common Stock during such 30-day period on the National Association of Securities Dealer, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value of a share of the Common Stock as determined by the Board of Directors in good faith.

     (h) RANKINGS. The Series A Preferred Stock shall rank on a parity with all other series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     (i) AMENDMENT. Except as permitted by the Virginia Stock Corporation Act, the Articles of Incorporation or the Bylaws, the Articles of Incorporation shall not be further amended in any manner that would adversely affect the preferences, rights or powers of the Series A Preferred Stock.

     (j) FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of one-hundredth of a share (and integral multiples thereof) which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                             IV.

     The initial registered office shall be located at 46 West Main Street, in the City of Martinsville, Virginia, and the initial registered agent shall be William F. Stone, Jr., who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.

                              V.

     The number of Directors constituting the initial Board of Directors shall be four, and the names and addresses of the persons who are to serve as the initial Directors are as follows:

           Name                         Address
   Irving M. Groves, Jr.         P. O. Box 4751
                                 Martinsville, Virginia 24112
   John M. Beducian              P. O. Box 4751
                                 Martinsville, Virginia 24112
   Charles C. Broun              P. O. Box 4751
                                 Martinsville, Virginia 24112
   Darrell G. Swanigan           P. O. Box 725
                                 Hillsville, Virginia 24343

                             VI.

     1. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

     2. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act as it exists on the date hereof or may hereafter be amended, and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify any Director or officer.

     3. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

     4. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

     5. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 1 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

     6. The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof by shareholders, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

     7. Reference herein to Directors, officers, employees or agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators.
[4/13/87]

                             VII.

     It shall be in the Corporation's best interest for the Board of Directors, when evaluating another person's or corporation's proposal (i) to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate with the Corporation, or (iii) to acquire all or substantially all of the assets of the Corporation (an "acquisition proposal"), to consider:

(a) not only the consideration being offered in such acquisition proposal in relation to the current market price of the Corporation's securities or assets, but also in relation to the current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation as an independent company;
(b) other factors including, without limitation, the social, economic and legal effects of the proposed transaction on the Corporation's and its subsidiaries' employees, depositors, loan customers and the communities served by the Corporation and its subsidiaries; and
(c) other factors which the Board of Directors may deem relevant to a specific acquisition proposal, the relevance of such factors to be conclusively presumed by their inclusion in the written minutes of the meeting(s) of the Board of Directors at which any specific acquisition proposal is considered. [4-16-85]

                            VIII.

     Except as otherwise required by the Virginia Stock
Corporation Act, by these Articles of Incorporation, or by the board of directors acting pursuant to Subsection C of Section 13.1-707 of the Virginia Stock Corporation Act, or any successor provision, the vote required to approve an amendment or restatement of these Articles of Incorporation, other than an amendment or restatement that amends or affects Article VII or these Articles or the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, share exchange, sale or all or substantially all of the corporation's assets or the dissolution of the corporation, shall be a majority of all votes entitled to be cast by each voting group entitled to vote on the amendment. [11/28/89]

_________________________
Dated: February 9, 1977





























Exhibit 3(ii)





                             Bylaws







                               of







               MAINSTREET BANKGROUP INCORPORATED







                  Incorporated Under The Laws
                Of The Commonwealth Of Virginia







                    Adopted February 9, 1977
               (And Including Amendments Adopted
               Thereto Through February 20, 1996)









               MainStreet BankGroup Incorporated
                             Bylaws


                           Article I

                    Meetings Of Stockholders

     1.1 PLACES OF MEETINGS. All meetings of the stockholders shall be held at such place, either within or without the State of Virginia, as from time to time may be designated by the Board of Directors.

     1.2 ANNUAL MEETING. The annual meeting of stockholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in each year at a date and time annually fixed by the Board of Directors.

     1.3 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the Vice-Chairman of the Board,the President, or by a majority of the Board of Directors. No business shall be transacted and no corporate action shall be taken at a special meeting other than that stated in the notice of the meeting.

     1.4 NOTICE OF MEETING. Unless waived in the manner prescribed by law, notice of each meeting of stockholders shall be given in writing, and shall state the place, day and hour of every meeting of the stockholders and, in case of a special meeting, such notice shall be mailed not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting at his address which appears in the stock transfer books of the Company.

     1.5 QUORUM. Any number of stockholders together holding a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend.

     1.6 VOTING. At any meeting of the stockholders, each stockholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his or her name on the stock transfer books of the Corporation on the date, not more than seventy days prior to such meeting, as designated by the Board of Directors, for the purpose of determining stockholders entitled to vote, as the date on which the stock transfer books of the Corporation are to be closed or as the record date. Every proxy shall be in writing, dated and signed by the stockholder entitled to vote or his or her duly authorized attorney-in-fact. At a meeting where a quorum is present the affirmative vote of the majority of the shares represented at the meeting and entitled to vote shall be the act of the stockholders.

     1.7 CONDUCT OF MEETING. At each meeting of the stockholders the Chairman of the Board, or the President, shall act as chairman and preside. In their absence, the Chairman of the Board may designate another officer of the Corporation who need not be a Director to preside. The Secretary of the Corporation or an Assistant Secretary or in their absence, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting.

     1.8 INSPECTORS. An appropriate number of inspectors for any meeting of stockholders may be appointed by the chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

     1.9 SHAREHOLDER PROPOSALS. To be properly brought before an annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice thereof in writing either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation by the first day of December of the year preceding the Annual Meeting at which the proposal is sought to be presented. A shareholder's notice to the Secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the shareholder proposing such business;
(iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Article 1.9, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted. No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article 1.9, provided, however, that nothing in this Article
1.9 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

                           ARTICLE II

                            Directors

     2.1 GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by the Board of Directors, and, except as otherwise expressly provided by law, in accordance with the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

     2.2 NUMBER OF DIRECTORS. The number of Directors constituting the Board of Directors shall be eleven (11).

     2.3 ELECTION AND REMOVAL OF DIRECTORS. Directors shall be elected at each annual meeting of the stockholders to succeed those Directors whose terms have expired and to fill any vacancies then existing. Directors shall hold their offices for terms of one year and until their successors are elected and qualified. Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of authorized Directors, may be filled by the affirmative majority vote of the remaining Directors, though less than a quorum of the Board, and the term of office of any Director so elected shall expire on the date fixed for the expiration of the term of office of the Director to which such Director was so elected unless the vacancy is sooner filled by the stockholders. Any Director may be removed from office at a meeting of stockholders called expressly for that purpose by the vote of stockholders constituting a majority of the votes entitled to be cast at an election of Directors.

     2.4 TERM OF OFFICE. Each Director (unless he sooner dies resigns, or is removed from office) shall hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualifies.

     2.5 QUORUM. Except with regard to the approval of a plan of merger or a sale of all or substantial part of the Company's assets, a majority of the number of Directors pursuant to these Bylaws at the time of the meeting, shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A plan of merger or sale of all or a substantial portion of the assets of the company shall require the presence and action of at least two-thirds (2/3) of the Directors. Any one or more members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time and participation by such means shall constitute presence in person. Less than a quorum may adjourn any meeting.

     2.6  MEETINGS OF DIRECTORS.

     (a) PLACE OF MEETING. Meetings of the Board of Directors shall be held at such place and at such time, either within or without the State of Virginia as may be designated by the Board, or upon call of the Chairman of the Board or the President.

     (b) ORGANIZATIONAL MEETING. An organizational meeting shall be held as soon as practicable after the adjournment of the annual meeting of stock-holders at which the Board of Directors is elected, for the purpose of electing officers, and for transacting such other business as may properly come before the meeting.

     (c)  REGULAR MEETING.  Regular meetings of the Board of
Directors shall be held at such time and place as the Board may designate, or upon call of the Chairman of the Board, or the President, and no notice thereof need be given.

     (d) SPECIAL MEETING. Special meetings of the Board of Directors may be held at any time or place upon the call of the Chairman of the Board or the President, or any three members of the Board. Notice of each such meeting shall be given to each Director by mail at his business or residence address at least twenty-four hours before the meeting, or by telephoning or telegraphing notice to him at least twenty-four hours before the meeting. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

     (e) CONDUCT OF MEETINGS. At each meeting of the Board of Directors, the Chairman of the Board, or the President, shall act as chairman and preside. In their absence, the Chairman of the Board may designate another officer of the Corporation who need not be a Director, to preside. The Secretary of the Corporation or an Assistant Secretary, or in their absence, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting.

     Any action required or permitted to be taken by the Board may be taken without a meeting if all Directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents of the directors shall be filed with the minutes of the proceedings of the Board meetings. Unless otherwise provided by the Board of Directors, the regular meetings of the Board shall be held in the Board Room of the Church and Ellsworth Office of Piedmont Trust Bank, Martinsville, Virginia on the third Wednesday of February, June, August, October and December at 11:00 a.m.

     2.7 COMPENSATION. Directors, and members of any committee of the Board who are not officers of the Corporation or subsidiaries thereof, shall be paid such compensation as the Board of Directors from time to time may determine, by resolution, for services as a Director, or as Chairman or a member of any committee of the Board, and shall, in addition, be reimbursed for personal automobile mileage expense and/or airline travel expense incurred by reason of attendance at Board Meetings. The reimbursement rate for automobile travel will be at the same rate paid to employees of the Corporation. Directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors and members of any committee of the Board who are not otherwise officers of the Corporation from serving the Corporation in other capacities and receiving compensation for such other services.

     2.8 ELIGIBILITY FOR SERVICE AS A DIRECTOR. No person shall be eligible to serve as a Director unless, when his term commences, he is not less than twenty-one (21) years of age nor more than sixty-eight (68) years of age. No Director shall be eligible for re-election after he has attained the age of sixty-eight (68) years. No Director who is an officer of the Corporation or any subsidiary shall be eligible for election after he has retired from the Corporation. Any person serving as a Director on the date of the adoption of this Section who will be sixty-five (65) years of age or older as of the date of the 1995 annual meeting shall be entitled to serve as a Director until he has attained the age of seventy (70) years of age.

     2.9 NOMINATINOS OF DIRECTORS. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Director; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                          Article III

                    Committees of the Board

     3.1 STANDING COMMITTEES. The standing committees of the Board of Directors, the membership, frequency of meetings and function of which are set forth below shall be:

     (a)  Executive Committee
     (b)  Audit Committee
     (c)  Corporate Objectives and Finance Committee
     (d)  Corporate Governance and Nominating Committee
     (e)  Compensation Committee
     (f)  Corporate Responsibility and Compliance Committee

     3.2 OTHER COMMITTEES. The Board of Directors may appoint such other committees for such purposes and with such lawful powers as it may determine.

     3.3 MEMBERS; QUORUM. The Chairman of the Board shall appoint the members of each committee, subject to the approval of the Board of Directors, which members shall continue to serve on said committees until their successors are appointed; provided, however, that any member of any Committee may be removed by the Board upon a majority vote thereof at any regular or special meeting of the Board. The Chairman of the Board shall fill any vacancy in any committee by the appointment of another director, subject to the approval of the Board.

     A majority of the members of any committee must be present to constitute a quorum. A majority of those committee members present and voting at any committee meeting shall decide each matter considered.

     3.4 SECRETARY TO COMMITTEES. Unless otherwise specifically set forth herein, the Secretary or an Assistant Secretary of the Corporation shall serve as Secretary for all meetings of the standing committees. If neither are available, the committee Chairman shall appoint a member of the committee to serve as Secretary.

     3.5 EX OFFICIO STATUS. Unless otherwise specifically provided in this Article III, the Chief Executive Officer shall be an ex officio member of each standing committee.

     3.6  EXECUTIVE COMMITTEE.

     (a)  MEMBERSHIP.    The Executive Committee shall consist of
the Chairman of the Board, the Chief Executive Officer if the same person does not hold both the Office of Chairman of the Board and the Office of Chief Executive Officer and the Chairman of each of the other standing committees; provided only, that the membership must at all times include not less than four (4) outside directors. The Chairman of the Board shall serve as Chairman of the committee and may at his discretion designate a Vice-Chairman from among the membership to serve in his absence.

     (b) FREQUENCY OF MEETINGS. The Executive Committee shall meet at such times as the Chairman or a majority of the committee deems necessary.

     (c) FUNCTION. The Executive Committee shall possess and exercise, when the Board is not in session, all the powers of the Board of Directors which the Board may lawfully delegate. The Executive Committee shall keep a record of its proceedings and report its proceedings and the actions taken by it to the Board of Directors.

     3.7  AUDIT COMMITTEE.

     (a) MEMBERSHIP. The Audit Committee shall consist of at least three (3) and not more than six (6) non-employee directors. All members of the Audit Committee must be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The committee shall be chaired by a member appointed by the Board of Directors upon recommendation of the Chairman of the Board. The committee shall appoint a member of the internal audit staff to serve as Secretary to the Committee and may in its discretion appoint one or more Assistant Secretaries. The Chief Executive Officer shall not be an Ex Officio Member of this Committee.

     (b) FREQUENCY OF MEETINGS. The committee shall meet at least three (3) times annually and at such other times as may be necessary for the committee to discharge its duties.

     (c) FUNCTION. The Audit Committee is charged with the responsibility of recommending the selection of independent accountants and auditors; reviewing and approving the scope of the accountant's examination and any non-audit services to be performed by the independent accountants; reviewing examination reports by the independent accountants and regulatory agencies; approving the internal audit plan and reviewing the results thereof; ensuring that an adequate system of internal control has been implemented within the Corporation and is being effectively followed; reviewing appropriate standards of proper conduct for the employees of the Corporation as set forth by the Corporate Responsibility and Compliance Committee in the Company's Code of Ethics; and monitoring compliance with such standards. The Audit Committee shall keep a record of its proceedings and the actions taken by it and report these proceedings and actions to the Board of Directors.

     3.8  CORPORATE OBJECTIVES AND FINANCE COMMITTEE.

     (a) MEMBERSHIP. The Corporate Objectives and Finance Committee shall consist of not less than five (5) or more than eight (8) directors at least three (3) of which are non-employee outside directors. The Chairman of the committee shall be appointed by the Chairman of the Board with the approval of the Board of Directors. The Corporation's Chief Financial Officer shall be an ex officio member of the committee. The committee shall keep a record of its proceedings and report its proceedings to the Board of Directors.

     (b)  FREQUENCY OF MEETINGS.  The Corporate Objectives and
Finance Committee shall meet at least twice annually and at such other times as may be necessary in the discharge of its duties.

     (c) FUNCTION. The Corporate Objectives and Finance Committee shall be responsible for: overseeing the strategic planning process and assisting management with setting a strategic direction for the Corporation; monitoring the operational and financial results of the Corporation; reviewing and recommending to the Board of Directors, dividend policies and payments; reviewing the risk management policy; and recommending to management and the Board of Directors such financial and other policies as will best advance the Corporation's operating strategies and financial objectives.

     3.9  CORPORATE RESPONSIBILITY AND COMPLIANCE COMMITTEE.

     (a) MEMBERSHIP. The Committee shall consist of not less than three (3) nor more than six (6) Directors one of whom shall also serve as a member of the Audit Committee. The Chairman of the committee shall be appointed by the Board upon the recommendation of the Chairman of the Board. The Chief Executive Officer shall be an ex officio member of the committee. The committee shall keep a record of its proceedings and report its proceedings to the Board of Directors.

     (b) FREQUENCY OF MEETINGS. The committee shall meet at least twice annually and otherwise as may be necessary for the performance of its duties.

     (c) FUNCTION. The Corporate Responsibility and Compliance Committee shall be responsible for ensuring that ethical behavior and proper compliance standards are established and maintained throughout the Corporation. The committee shall also be responsible for ensuring that management adopts and enforces policies for the appropriate treatment of employees and customers and behaves as a responsible corporate citizen. Further the committee shall review and monitor the effectiveness of policies and procedures adopted by the Corporation and its subsidiaries for ensuring compliance with the Community Reinvestment Act.

     3.10  CORPORATE GOVERNANCE AND NOMINATING COMMITTEE.

     (a) MEMBERSHIP. The committee shall consist of not less than three (3) nor more than six (6) non-employee directors and either the Chief Executive Officer or the President. The Chairman of the committee shall be a non-employee director appointed by the Board of Directors upon the recommendation of the Chairman of the Board. The committee may meet in executive session, to evaluate the performance of the Chief Executive Officer or otherwise, and the Chief Executive Officer or the President whichever is a member of the committee shall not be entitled to be present at such a meeting. At such executive session(s) the absence of the Chief Executive Officer or President shall not be counted for purposes of determining whether a quorum exists. The committee shall keep a record of its proceedings and report its proceedings to the Board of Directors.

     (b) FREQUENCY OF MEETINGS. The committee shall meet at least twice annually and at such other times as may be necessary for the committee to discharge its duties.

     (c) FUNCTION. The Corporate Governance and Nominating Committee shall be responsible for: conducting the evaluation of the Chief Executive Officer and the Board itself; the selection, nomination and orientation of new directors; education of directors on an on-going basis; creating a specific succession plan for the Chief Executive officer and assisting management with the development and implementation of a comprehensive management succession plan.

     3.11 COMPENSATION COMMITTEE.

     (a) MEMBERSHIP. The membership shall consist of not less than three (3) nor more than six (6) non-employee directors at least one of whom shall also be a member of the Corporate Governance Committee. The Chairman of the committee shall be appointed by the Board of Directors upon the recommendation of the Chairman of the Board. The committee shall keep a record of its proceedings and report its proceedings to the Board of Directors.

     (b) FREQUENCY OF MEETINGS. The Compensation Committee shall meet at least twice annually and at such other times as may be necessary for the Committee to discharge its duties.

     (c) FUNCTION. The Compensation Committee shall be responsible for creating a performance-based compensation program for the Executive Officers of the Corporation and the CEOs of the subsidiaries; assisting management with the development of a performance-based compensation program for the officers of the Corporation and its subsidiaries; evaluating management performance generally and approving a compensation program for the elected officers of the Corporation. The committee shall also review and approve any significant changes to the Corporation's benefits plans whether qualified or non-qualified and recommend appropriate changes in director compensation to the Board of Directors.

                            ARTICLE IV

                             Officers

     4.1  NUMBER AND MANNER OF ELECTION OF OFFICERS; TERMS OF
APPOINTMENT.  The officers of the Corporation shall include:

     (a)  A Chairman of the Board, a Chief Executive Officer, a
President, a Secretary, a Chief Financial Officer and Treasurer, one or more Senior Vice Presidents, one or more Assistant
Secretaries and may include one or more Vice Chairmen of the Board, each of whom shall be elected by the Board.

     (b) Such other officers as the Chairman of the Board or President may deem necessary, each of whom shall be appointed by the Chairman of the Board, President or a Vice Chairman.
Officers of subsidiaries of the Corporation shall be elected and have their compensation set in the same manner as comparable officers of the Corporation.ecommendation of the Chairman of the Board.

One person may hold more than one office except that the offices of President and Secretary may not be held by the same person.

     4.2 TERM OF OFFICE. The officers designated in Section 4.1(a) and the Chief Auditor if any, shall be elected by the Board at its organizational meeting. Such officers unless otherwise removed shall each hold office until the next organizational meeting of the Board of Directors or until their successors are elected. The Chairman of the Board, Chief Executive Officer and the President shall be chosen from among the Directors. The officers designated in Section 4.1(b) may be appointed at any time by the Chairman of the Board, the Chief Executive Officer, the President or a Vice Chairman, and shall serve at the pleasure of the Board of Directors.

     4.3 REMOVAL. Any officer of the Corporation may be removed from office, with or without cause, at any time, by the Board of Directors. Any officer appointed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice Chairman may be removed from office by him with or without cause at any time.

     4.4 RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board, Chairman of the Board, President or the Secretary. Such resignation shall be effective on the date of receipt of such notice or any later date specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.5 VACANCIES, NEW OFFICES AND PROMOTIONS. A vacancy for whatever cause in any office may be filled at any time for the unexpired portion of the term, in the manner prescribed in these Bylaws for regular election or appointment to such office. New offices may be created and filled, and the promotions and changes in officers' titles may be made at any time in the manner prescribed in these Bylaws for regular election or appointment to such office.

     4.6 CHAIRMAN OF THE BOARD. The Chairman of the Board may also serve as the Chief Executive Officer if so designated by the Board of Directors and shall have general supervision of the policies and operations of the Corporation subject to the direction and control of the Board. He shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee. He shall have the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and have such other powers and perform such other duties as shall be designated by the Board of Directors or as may be incidental to his office. The Chairman of the Board shall have the authority to appoint officers of the Corporation below the rank of Senior Vice President.

     4.7 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have supervision of the policies and management of the Corporation. He shall have the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation and have such other powers and perform such other duties as may be assigned to him by Board of Directors or as may be incidental to his office. In the absence of the Chairman of the Board, he shall preside at meetings of Stockholders, meetings of the Board of Directors and the Executive Committee. The Chief Executive Officer shall have the authority to appoint officers of the Corporation below the rank of Senior Vice President.

     4.8 PRESIDENT. The President shall be the Chief Operating Officer and shall participate in the supervision of the policies and management of the Corporation, and may, if so designated by the Board of Directors, be the Chief Executive Officer of the Corporation. He shall perform all duties incidental to the office of President and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board. In the absence of the Chairman of the Board, he shall preside at meetings of stockholders, meetings of the Board of Directors and the Executive Committee. He shall have the same power to sign for the Corporation and to appoint officers as prescribed in these Bylaws for the Chairman of the Board and the Chief Executive Officer.

     4.9 VICE CHAIRMAN OF THE BOARD OF DIRECTORS. A Vice Chairman of the Board shall participate in the supervision of the policies and operations of the Bank and shall have such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board. In the absence of the Chairman of the Board and the President, a Vice Chairman, as designated by the Chairman of the Board, shall preside at meetings of the stockholders and of the Board of Directors. A Vice Chairman shall have the authority to appoint officers of the Corporation below the rank of Senior Vice President.

     4.10 SECRETARY. The Secretary shall: a) keep the minutes of all meetings of the Stockholders, the Board of Directors, the Standing Committees, and such other Committees as the Board may designate; b) see that all notices of such meetings required to be given by the Corporation are duly given and served in accordance with these Bylaws or as required by law; c) be custodian of the corporate records and of the seal of the Corporation and have authority to affix the seal to any documents requiring such seal and to attest the same; d) sign with the Chief Executive Officer certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors; and e) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, an Assistant Secretary shall act in his stead.

     4.11 CHIEF FINANCIAL OFFICER AND TREASURER. The Chief Financial Officer and Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors or the Chief Executive Officer, and perform such other duties as may be incidental to the office. The Chief Financial Officer and Treasurer shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; and (iii) for the preparation and filing of all tax returns required by law. The Chief Financial officer shall have the same power to sign for the Corporation as prescribed in these By-Laws for the Chairman of the Board and the Chief Executive Officer.

     4.12 POWERS AND DUTIES OF OTHER OFFICERS. The powers and duties of all other officers of the Corporation shall be those usually pertaining to their respective offices, subject to the direction and control of the Board of Directors and as otherwise provided in these Bylaws, or as prescribed by the Chief Executive Officer.

     4.13 EXECUTION OF DOCUMENTS. The Chief Executive Officer, Chairman of the Board, President, any officer being a member of the Corporation's management staff who is also a person in charge of and responsible for any department within the Corporation and any other officer to the extent such officer is so designated and authorized by the Chief Executive Officer, the Chairman of the Board, the President, or any other officer who is a member of the Corporation's management staff who is in charge of and responsible for any department within the Corporation, are hereby authorized on behalf of the Corporation to sell, assign, lease, mortgage, transfer, deliver and convey any real or personal property now or hereafter owned by or standing in the name of the Corporation or its nominee, or held by this Corporation as collateral security, and to execute and deliver such deeds, contracts, assignments or other papers or documents as may be appropriate in the circumstances; to purchase and acquire any personal property including loan portfolios and to execute and deliver such agreements, contracts or other papers or documents as may be appropriate in the circumstances; to execute any indemnity and fidelity bonds, proxies or other papers or documents of like or different character necessary, desirable or incidental to the conduct of its business; provided, however, that the signature of any such officer shall be attested in each case by the Secretary, or an Assistant Secretary.

     4.14 POWERS OF OFFICERS AND MANAGEMENT STAFF. The Chief Executive Officer, the President, and those officers so designated and authorized by the Chief Executive Officer are authorized for and on behalf of the Corporation, and to the extent permitted by law and by policy; to make loans and discounts; to purchase or acquire drafts, notes, stocks, bonds, and other securities for investment of funds held by the Corporation; to execute and purchase acceptances; to appoint, empower and direct all necessary agents and attorneys; to sign and give any notice required to be given; to demand payment and/or to declare due for any default any debt or obligation due or payable to the Corporation upon demand or authorized to be declared due; to foreclose any mortgages, to exercise any option, privilege or election to forfeit, terminate, extend or renew any lease; to authorize and direct any proceedings for the collection of any money or for the enforcement of any right or obligation; to adjust, settle and compromise all claims of every kind and description in favor of or against the Corporation, and to give receipts, releases and discharges therefor; to borrow money and in connection therewith to make, execute and deliver notes, bonds or other evidences of indebtedness; to pledge or hypothecate any securities or any stocks, bonds, notes or any property real or personal held or owned by the Corporation, or to rediscount any notes or other obligations held or owned by the Corporation, to employ or direct the employment of all personnel, including elected and appointed officers, and the dismissal of them at pleasure, and in furtherance of and in addition to the powers hereinabove set forth to do all such acts and to take all such proceedings as in his or her judgment are necessary and incidental to the operation of the Corporation.

     Other persons in the employment of the Corporation, including but not limited to officers and other members of the management staff, may be authorized by the Chief Executive
Officer, to perform the powers set forth above, subject, however, to such limitations and conditions as are set forth in the authorization given to such persons.

     4.15 BONDS. Each officer and employee of the Corporation shall give bond covering the honest and faithful performance of his duties. The form and amount of such bonds, and the name of the company providing the surety, shall be approved annually by the Board of Directors at its organizational meeting, the premiums thereon to be paid by the Corporation.

                            ARTICLE V

                           Capital Stock

     5.1 CERTIFICATES. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

     5.2 LOST, DESTROYED AND STOLEN CERTIFICATED SECURITIES. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate(s) therefor, and if the Corporation has not previously received notice that the certificate(s) has/have been acquired by a bona fide purchaser, the Corporation may cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Corporation may require and the satisfaction by the stockholder of any other reasonable requirements imposed by the Corporation.

     5.3 TRANSFER OF STOCK. The stock of the Corporation shall be transferable or assignable only on the Books of the Corporation by the holders in person or by an attorney in fact upon surrender of the Certificate for such shares duly endorsed and, if sought to be transferred by an attorney in fact, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation shall recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner. To the extent that any provision of the Rights Agreement between the Corporation and Crestar Bank, as Rights Agent, dated as of January 18, 1990, is deemed to constitute a restriction on the transfer of any securities of the Corporation, including, without limitation, the Rights, as defined therein, such restriction is hereby authorized by the bylaws of the Corporation.

     5.4 CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide, that the stock transfer books shall be closed for a stated period but not to exceed in any case, seventy (70) days or such other number of days as permitted by the Virginia Stock Corporation Act.

     In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy days (70) or such other number of days as permitted by the Virginia Stock Corporation Act prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of the stockholders has been made as provided in this section such determination shall apply to any adjournment thereof.

                           ARTICLE VI

                    Miscellaneous Provisions

     6.1 SEAL. The seal of the Corporation shall consist of a flat-face circular die, of which there may be any number of counterparts, and on which there shall be engraved the word "Seal" and the name of the Corporation. Any officer of the Corporation designated in writing by the Chief Executive Officer or Secretary shall have authority to affix and attest the seal. Failure to use the corporate seal shall not affect the validity of any instrument.

     6.2 VOTING OF STOCK HELD. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, the Chairman of the Board, the President, or any Senior Vice President may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation at meetings of the holders of the stock or other securities of such other corporation or to consent in writing to any action by any such other corporation. Such officer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation such written proxies, consents, waivers or other instruments as may be necessary or proper. In lieu of an appointment of an attorney or agent the officer may himself attend any meetings of the holders of stock of other securities of any such other corporation and there vote or exercise any or all power of this

Corporation as the holder of such stock or other securities of such other corporation.

     6.3 CHECKS, NOTES AND DRAFTS. Checks, notes, drafts and other orders for the payment of money shall be signed by the Chairman of the Board, President, Secretary, Chief Financial Officer and Treasurer, Controller or such other officer(s) as the Board of Directors from time to time may authorize. The signature of any such person may be a facsimile.

     6.4 FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

                           ARTICLE VII

                       Emergency By-Laws.

     7.1 The Emergency Bylaws provided in this Article VII shall be operative during any emergency resulting from any catastrophic event including an attack the United States or any nuclear or atomic disaster notwithstanding any different provision in the preceding Articles of the Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency Bylaws). To the extent not inconsistent with these Emergency Bylaws the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

     During any such emergency:

     (a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below,

     (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time in accordance with Article II of the Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present may be included in the number necessary to make up such quorum, and shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

         (i) Officers designated in Section 4.l(a) of the Bylaws, not already serving as Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

         (ii) All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

         (iii) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

     (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

     (d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers to do so.

     No officer, Director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

     These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                          Article VIII

                           Amendments

     8.1 These Bylaws may be amended, altered, or repealed at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by resolution of the Board pursuant to these Bylaws. The stockholders entitled to vote in an election of Directors, however, shall have the power to rescind, alter, amend or repeat any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.